FIRST AMENDMENT

         FIRST AMENDMENT, dated as of March 7, 2001 (this "First Amendment"), to the Credit Agreement (the "Credit Agreement"), dated as of October 30, 2000, among KEYSPAN CORPORATION, a New York corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), EUROPEAN AMERICAN BANK, as Documentation Agent, CITIBANK, N.A., as Syndication Agent and THE CHASE MANHATTAN BANK, as Administrative Agent.

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain extensions of credit to the Borrower; and

                  WHEREAS, the Borrower has requested that the Lenders amend
Section 6.1(a) of the Credit Agreement in the manner provided herein; and

                  WHEREAS, the Lenders are willing to agree to the requested amendment, but only upon the terms and conditions set forth herein;

               NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

               1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

               2. Amendment to Section 6.1(a). Section 6.1(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

                  "Permit the ratio of Consolidated Indebtedness to Consolidated Capitalization as at the last day of (i) any fiscal quarter other than the fiscal quarters ending December 31, 2000, March 31, 2001 and June 30, 2001 to exceed 0.65:1.00 and (ii) fiscal quarters ending December 31, 2000, March 31, 2001 and June 30, 2001 to exceed 0.68:1.00."

               3. Effectiveness. This First Amendment shall become effective as of December 30, 2000 upon receipt by the Administrative Agent of duly executed counterparts of this First Amendment by each of the Borrower and the Required Lenders.

               4. Representations and Warranties. On and as the date hereof and after giving effect to this First Amendment the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.

               5. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendment provided for herein is limited to the specific Section of the Credit Agreement specified herein and narrowly construed and shall not constitute an amendment of, or an indication of the Administrative Agent's or the Lenders' willingness to amend, any other provisions of the Credit Agreement.

               6. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the preparation and delivery of this First Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

               7. Counterparts. This First Amendment may be executed by one or more of the parties to this First Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this First Amendment signed by the parties hereto shall be delivered to the Borrower and the Administrative Agent.

               8. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                    KEYSPAN CORPORATION

                                    By: /s/  Michael J. Taunton
                                       -----------------------------------------
                                         Name:  Michael J. Taunton
                                         Title:  Vice President and Treasurer


                                    THE CHASE MANHATTAN BANK, as Administrative
                                    Agent and as a Lender

                                    By: /s/ Charles L. Swarns, Jr.
                                       -----------------------------------------
                                         Name:  Charles L.Swarns, Jr.
                                         Title:  Vice President


                                    CITIBANK N.A., as Syndication Agent and as a Lender


                                    By: /s/ Gus Rigas
                                        ------------------------------
                                         Name:  Gus Rigas
                                         Title: Vice President


                                    EUROPEAN AMERICAN BANK, as Documentation
                                    Agent and as a Lender


                                    By: /s/  Thomas. M. Shinnick
                                       --------------------------------
                                         Name:  Thomas M. Shinnick
                                         Title: Vice President

                                    By: /s/  Frederic J. Hugue
                                       ------------------------------
                                         Name:  Frederic J. Hugue
                                         Title:  Group Vice President








                                    THE BANK OF NEW YORK, as Co-Agent and as a
                                    Lender


                                    By: /s/ John Watt
                                       ------------------------------
                                         Name:  JohnWatt
                                         Title: Vice President


                                    THE BANK OF NOVA SCOTIA, as Co-Agent and as a Lender


                                    By: /s/ Philip N. Adsetts
                                       ---------------------------------
                                         Name: Philip N. Adsetts
                                         Title: Director


                                    BANK ONE, NA (MAIN OFFICE -CHICAGO), as
                                    Co-Agent and as a Lender


                                    By:/s/ Mary Lu D. Cramer
                                       --------------------------------
                                         Name:  Mary Lu D. Cramer
                                         Title:  Vice President


                                  BARCLAYS BANK PLC, as Co-Agent and as a Lender


                                    By: /s/ Sydney G. Dennis
                                        --------------------------------
                                         Name:  Sydney G. Dennis
                                         Title:


                                    THE DAI-ICHI KANGYO BANK, LTD., as Co-Agent and as a Lender


                                    By: /s/ Andreas Panteli
                                       ----------------------------------
                                         Name:  Andreas Panteli
                                         Title: Sr. Vice President



                                    FLEET NATIONAL BANK, as Co-Agent and as a Lender


                                    By: /s/Robert D. Lanigan
                                       --------------------------------
                                         Name:  Robert D. Lanigan
                                         Title: Managing Director


                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED, as
                                    Co-Agent and as a Lender


                                    By: /s/ John Dippo
                                       --------------------------------
                                         Name:  John Dippo
                                         Title:  Senior Vice President


                                  MELLON BANK, N.A., as Co-Agent and as a Lender


                                    By: /s/ Richard A. Matthews
                                       --------------------------------
                                         Name:  Richard A. Matthews
                                         Title: Vice President


                                    THE ROYAL BANK OF SCOTLAND PLC, as Co-Agent and as a Lender


                                    By: /s/ Lee Morse
                                       --------------------------------
                                         Name:  Lee Morse
                                         Title:  Vice President












                                    ABN AMRO BANK, N.V., as a Lender


                                    By: /s/ Jeffrey Dodd
                                       ----------------------------------
                                         Name:  Jeffrey Dodd
                                         Title:  Group Vice President


                                    By: /s/ Kevin S. McFadden
                                       ----------------------
                                         Name:  Kevin S. McFadden
                                         Title: Group Vice President


                                    BANK HAPOALIM B.M., as a Lender


                                    By: /s/  James P. Surless
                                       -------------------------------------
                                         Name:  James P. Surless
                                           Title: Vice President

                                    By: /s/  Laura Anne Raffa
                                       ------------------------------------
                                         Name: Laura Anne Raffa
                                         Title:  First Vice President
                                                    and Corporate Manager


                                    BANK OF AMERICA, N.A. , as a Lender


                                    By: /s/ Gretchen P. Burud
                                       --------------------------------
                                         Name:  Gretchen P.Burud
                                         Title: Managing Director


                                    CREDIT LYONNAIS NEW YORK BRANCH, as a Lender


                                    By: /s/ Philippe Soustra
                                       ------------------------------------
                                         Name:  Philippe Soustra
                                         Title: Senior Vice President





                                    PNC BANK, NATIONAL ASSOCIATION, as a Lender


                                    By: /s/ Brian M. Begg
                                       ----------------------------------
                                         Name:  Brian M. Begg
                                         Title: Vice President


                                    ROYAL BANK OF CANADA, as a Lender


                                    By: /s/ Jason York
                                       -------------------------------
                                         Name:  Jason York
                                         Title: Manager


                                    UNION BANK OF CALIFORNIA, N.A. , as a Lender


                                    By: /s/ Dennis G. Blank
                                       ---------------------------------
                                         Name:  Dennis G. Blank
                                         Title: Vice President


                                    WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW
                                    YORK BRANCH, as a Lender


                                    By: /s/ Duncan M. Robertson
                                        ----------------------------------
                                         Name:  Duncan M. Robertson
                                         Title: Director


                                    By: /s/ Anthony Alessandro
                                        ---------------------------------
                                         Name:  Anthony Alessandro
                                         Title: Manager